Exhibit 99.1

Quotient Technology Inc. Announces Third Quarter 2021 Results

  Quarterly Revenue of $135.9M, up 12% over Q3 2020
  GAAP Net Loss of $7.8M
  Adjusted EBITDA of $17.3M
  Announcing Several Partnership Updates

SALT LAKE CITY, Utah--(BUSINESS WIRE)--November 3, 2021--Quotient (NYSE: QUOT), the leading digital media and promotions technology company, today reported financial results for the third quarter ended September 30, 2021. Quotient’s complete third quarter 2021 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page in the Investor Relations section of Quotient's website.

“We delivered a great quarter of revenue growth and a 13% Adjusted EBITDA margin,” said Steven Boal, CEO and Founder at Quotient. “We’ve also made significant progress on scaling our platform and reducing low margin business to set Quotient up for sustainable, long-term, profitable growth.”

We have renewed our relationship with Dollar General, and at the same time, our partnership with Albertsons Companies, Inc. (“Albertsons”) will be winding down over the next few months. As a result of the wind down, and in accordance with our strategic focus, we are implementing additional cost-cutting measures and eliminating certain activities beginning the fourth quarter of 2021.

“As we stated in our last earnings call, we are focused on growing our overall network of retailers and shoppers, and we are exiting lower-margin, labor-intensive managed services business and shifting towards self-service and platform delivery,” said Steven Boal. "We believe that this approach, combined with the transition of Albertsons, will enable us to further scale our platforms and deliver higher margins, which we believe will lead to better outcomes for our retailers, advertisers and shoppers."

As a result of these business and operational changes, a growing portion of our media and promotions business will be moving to a net revenue recognition model beginning in Q4 2021. The Quotient network remains a leading choice for advertisers and retailers looking to address their digital needs. We are pleased to share that AutoZone is now live on the Quotient network, as is Total Wine & More, the largest adult beverage retailer in the US, and another new vertical for Quotient. Additionally, we are very excited to announce that we have launched Promo Amplification with Rite Aid and have additional retailers in the pipeline we expect to launch over the coming months.

Network growth outside of retailers continues to expand, and we have several partners in various stages of integration currently underway that we expect to also be live over the coming months. One great example is our partnership with Redbox. Redbox has 40,000 kiosks at the entrance of major retailers and other high traffic areas. They have a loyal fanbase which frequently visits these kiosks, which makes them a perfect partner for Quotient. We look forward to being able to offer more savings value to more shoppers as they start their shopping trips.

Quotient continues to serve its 2,000+ brand partners in delivering performance-based marketing solutions designed to produce a high return on investment (ROI). The company’s focus remains on innovating to deliver further flexibility, automation and personalization to advertisers and retailers—through solutions such as its recently launched, industry-first promotion amplification tool—and on ultimately increasing value to the over 127 million shoppers forecasted to comprise its network after the Albertsons transition.

Outlook

For the fourth quarter of 2021, we expect a portion of our promotions and media revenues to be recognized net of third-party costs. We estimate that this accounting change will reduce revenue and cost of sales by approximately $20 million in Q4 2021. Based on this change, we expect the following:

For the fourth quarter of 2021, we expect:

  Revenue: $114.0 million to $124.0 million
  Adjusted EBITDA: $7.0 million to $12.0 million
  Operating Cash Flow: $0.0 million to $6.0 million

For the full year 2021, we expect:

  Revenue: $490.0 million to $500.0 million
  Adjusted EBITDA: $35.0 million to $40.0 million
  Weighted Average Basic Shares Outstanding: ~93.8 million

Had we not made changes to our business and the accounting for a portion of our business, our revenue guidance would have been approximately $20 million higher for the fourth quarter of 2021 and approximately $24 million higher for the full year. This change has no impact on the guidance for Adjusted EBITDA, operating cash flow or weighted average basic shares outstanding.

We expect the changes we are making to our business to improve profitability over the long term and we are currently taking action to reduce expenses and align our operations with these new expectations. Updates to our 2022 outlook will be provided in early February 2022 when we release our Q4 2021 results.

Conference Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: https://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link:Quotient Q3 2021 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. We suggest registering at least 15 minutes before the start of the call to receive your unique PIN code. You may also access the call and register with a live operator by dialing (866) 270-1533, or outside the U.S. (412) 317-0797, at least 15 minutes prior to the 2:00 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: https://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with Adjusted EBITDA, Adjusted EBITDA margin, gross margin and operating expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expense items in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, certain acquisition-related costs, and restructuring charges. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; non-GAAP operating expenses as operating expenses adjusted for changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges and acquisition related costs; and non-GAAP gross margin as gross margin adjusted for stock-based compensation, amortization of acquired intangible assets, settlement related to a contract dispute, and restructuring charges. Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as superior to the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin,” “Reconciliation of Gross Margin to Non-GAAP Gross Margin” and “Reconciliation of Operating Expenses to Non-GAAP Operating Expenses” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include progress on scaling the Company’s platform and reducing low margin business to set up the Company for sustainable, long-term, profitable growth; the Company’s shift away from a lower-margin, labor-intensive managed services business and its movement towards more self-service and platform delivery as leading to, when combined with the transition of Albertsons, cost reductions, higher margins and better outcomes for the Company’s retailers and advertisers as well as shoppers in its network; the presence of additional retailer partner customers in the Company’s pipeline that it expects to launch in the coming months; the Company’s network outside of retailers as continuing to expand, with the Company having several partners in various stages of integration currently underway that it expects also to be live over the coming months; the number of shoppers forecasted to comprise the Company’s network over the coming months; the Company’s focus on automation-delivering, personalization-delivering and flexibility-delivering innovation, including through solutions such as its recently-launched promotion amplification tool, as ultimately increasing value to shoppers in its network; the future financial performance of Quotient (including the impact of recognizing a portion of its revenue net of third-party costs as well as guidance for the fourth quarter of 2021 and the full year 2022 including an expected significant lowering of revenue results beginning in the first quarter of 2022); our expectation that in the first quarter of 2022 a larger portion of revenues will be recognized on a net basis and that there will be a reduction in revenue related to the termination of the Albertsons business; and the Company’s expectation that the changes that it is making to its business will improve profitability over the long term. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to increase value to shoppers in its network, generate positive cash flow and become profitable; the amount and timing of digital marketing spend by advertisers (including consumer packaged goods (CPG) companies) and shifts in advertiser spend to digital solutions; the Company's expectations regarding other growth drivers including its ability to expand its relationships with retailers and obtain and maintain retailer support for its platforms, and its ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company’s ability to innovate (including its shift away from a lower-margin, labor-intensive managed services business and its movement towards more self-service and platform delivery); the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on February 23, 2021 and Quarterly Reports on Forms 10-Q filed with the SEC on May 10, 2021 and August 6, 2021, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient

Quotient (NYSE: QUOT) is the leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General and Peapod Digital Labs, a company of Ahold Delhaize USA. Quotient is headquartered in Salt Lake City, Utah and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$244,945	$222,752
Accounts receivable, net	156,404	137,649
Prepaid expenses and other current assets	14,437	18,547
Total current assets	415,786	378,948
Property and equipment, net	21,819	17,268
Operating lease right-of-use-assets	20,755	16,222
Intangible assets, net	15,978	44,898
Goodwill	128,427	128,427
Other assets	1,774	1,029
Total assets	$604,539	$586,792
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,997	$15,959
Accrued compensation and benefits	19,604	14,368
Other current liabilities	80,978	70,620
Deferred revenues	21,154	12,027
Contingent consideration related to acquisitions	21,655	8,524
Total current liabilities	158,388	121,498
Operating lease liabilities	22,182	15,956
Other non-current liabilities	746	2,358
Contingent consideration related to acquisitions	—	20,930
Convertible senior notes, net	185,823	177,168
Deferred tax liabilities	1,853	1,853
Total liabilities	368,992	339,763

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	725,401	698,333
Accumulated other comprehensive loss	(1,093)	(1,001)
Accumulated deficit	(488,762)	(450,304)
Total stockholders’ equity	235,547	247,029
Total liabilities and stockholders’ equity	$604,539	$586,792

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$135,884	$121,116	$375,080	$303,358
Cost of revenues (1)	86,535	73,603	240,680	185,445
Gross margin	49,349	47,513	134,400	117,913
Operating Expenses:
Sales and marketing (1)	29,401	24,555	85,233	73,403
Research and development (1)	11,074	9,744	34,541	28,958
General and administrative (1)	12,244	12,099	40,086	39,457
Change in fair value of contingent consideration	245	1,562	772	5,788
Total operating expenses	52,964	47,960	160,632	147,606
Loss from operations	(3,615)	(447)	(26,232)	(29,693)
Interest expense	(3,809)	(3,646)	(11,306)	(10,830)
Other income (expense), net	(96)	(59)	(130)	708
Loss before income taxes	(7,520)	(4,152)	(37,668)	(39,815)
Provision for income taxes	323	66	790	261
Net loss	$(7,843)	$(4,218)	$(38,458)	$(40,076)

Net loss per share, basic and diluted	$(0.08)	$(0.05)	$(0.41)	$(0.44)

Weighted-average shares used to compute net loss per share, basic and diluted	94,133	90,585	93,408	90,113

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenues	$525	$442	$1,349	$1,264
Sales and marketing	1,411	1,187	3,847	3,912
Research and development	1,076	1,003	3,025	2,723
General and administrative	1,678	3,857	8,853	13,122
Total stock-based compensation	$4,690	$6,489	$17,074	$21,021

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(38,458)	$(40,076)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,425	26,522
Stock-based compensation	17,074	21,021
Amortization of debt discount and issuance cost	8,655	8,203
Impairment of intangible assets	9,086	—
Allowance for credit losses	115	542
Deferred income taxes	790	261
Change in fair value of contingent consideration	772	5,788
Other non-cash expenses	3,236	2,546
Changes in operating assets and liabilities:
Accounts receivable	(18,871)	2,615
Prepaid expenses and other current assets	3,264	158
Accounts payable and other current liabilities	7,952	4,893
Payments for contingent consideration and bonuses	(2,901)	(15,418)
Accrued compensation and benefits	5,445	(4,334)
Deferred revenues	9,127	450
Net cash provided by operating activities	29,711	13,171

Cash flows from investing activities:
Purchases of property and equipment	(10,773)	(6,648)
Purchase of intangible assets	—	(3,000)
Net cash used in investing activities	(10,773)	(9,648)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	14,794	1,579
Payments for taxes related to net share settlement of equity awards	(5,286)	(5,456)
Principal payments on promissory note and finance lease obligations	(169)	(100)
Payments for contingent consideration	(6,121)	(14,582)
Net cash provided by (used in) financing activities	3,218	(18,559)
Effect of exchange rates on cash and cash equivalents	37	126
Net increase (decrease) in cash and cash equivalents	22,193	(14,910)
Cash and cash equivalents at beginning of period	222,752	224,764
Cash and cash equivalents at end of period	$244,945	$209,854

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Net Loss ($) / Loss Margin (%) (2)	$(7,843)	(6%)	$(4,218)	(3%)	$(38,458)	(10%)	$(40,076)	(13%)
Adjustments:
Stock-based compensation	4,690	3%	6,489	5%	17,074	5%	21,021	7%
Depreciation and amortization	7,287	6%	10,685	9%	24,425	7%	30,020	9%
Acquisition related costs and other (1)	8,720	7%	387	—	12,453	3%	991	—
Change in fair value of contingent consideration	245	—	1,562	1%	772	—	5,788	2%
Interest expense	3,809	3%	3,646	3%	11,306	3%	10,830	4%
Other (income) expense, net	96	—	59	—	130	—	(708)	—
Provision for income taxes	323	—	66	—	790	—	261	—

Total adjustments	$25,170	19%	$22,894	18%	$66,950	18%	$68,203	22%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$17,327	13%	$18,676	15%	$28,492	8%	$28,127	9%

(1) For the three and nine months ended September 30, 2021, "other" includes a charge of $6.5 million and $9.1 million, respectively, related to the impairment of certain intangible assets due to the termination of our partnership with Albertsons, and restructuring charges of $1.8 million and $2.0 million, respectively, for such periods. For the three and nine months ended September 30, 2020, "other" includes restructuring charges of zero and $1.5 million, respectively, and a $2.0 million loss contingency for both respective periods, related to a contract dispute with Albertsons associated with a guaranteed distribution fee arrangement.

(2) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Q3 FY 20	Q2 FY 21	Q3 FY 21
Revenues	$121,116	$123,880	$135,884

Cost of revenues (GAAP)	$73,603	$82,161	$86,535
(less) Stock-based compensation	(442)	(401)	(525)
(less) Amortization of acquired intangible assets	(6,026)	(5,276)	(4,396)
(less) Loss contingency related to a contract dispute	(2,000)	—	—
(less) Impairment of certain intangible assets	—	(2,580)	(6,506)
(less) Restructuring charges	—	—	(5)
Cost of revenues (Non-GAAP)	$65,135	$73,904	$75,103

Gross margin (GAAP)	$47,513	$41,719	$49,349
Gross margin percentage (GAAP)	39.2%	33.7%	36.3%

Gross margin (Non-GAAP)*	$55,981	$49,976	$60,781
Gross margin percentage (Non-GAAP)	46.2%	40.3%	44.7%

* Non-GAAP gross margin excludes stock-based compensation, amortization of acquired intangible assets, loss contingency related to a contract dispute, impairment of certain intangible assets, and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q3 FY 20	Q4 FY 20	Q1 FY 21	Q2 FY 21	Q3 FY 21
Revenues	$121,116	$142,529	$115,316	$123,880	$135,884

Sales and marketing expenses	24,555	31,124	27,365	28,467	29,401
(less) Stock-based compensation	(1,187)	(1,399)	(1,255)	(1,181)	(1,411)
(less) Amortization of acquired intangible assets	(866)	(866)	(866)	(866)	(837)
(less) Restructuring charges	—	—	—	(217)	(903)
Non-GAAP Sales and marketing expenses	$22,502	$28,859	$25,244	$26,203	$26,250
Non-GAAP Sales and marketing percentage	19%	20%	22%	21%	19%

Research and development	9,744	11,358	12,056	11,411	11,074
(less) Stock-based compensation	(1,003)	(1,108)	(972)	(977)	(1,076)
(less) Restructuring charges	—	—	—	—	(463)
Non-GAAP Research and development expenses	$8,741	$10,250	$11,084	$10,434	$9,535
Non-GAAP Research and development percentage	7%	7%	10%	8%	7%

General and administrative expenses	12,099	14,720	12,833	15,009	12,244
(less) Stock-based compensation	(3,857)	(4,364)	(3,194)	(3,981)	(1,678)
(less) Restructuring charges	—	—	—	—	(463)
(less) Acquisition related costs	(393)	(1,039)	(482)	(453)	(380)
Non-GAAP General and administrative expenses	$7,849	$9,317	$9,157	$10,575	$9,723
Non-GAAP General and administrative percentage	6%	7%	8%	9%	7%

Non-GAAP Operating expenses*	$39,092	$48,426	$45,485	$47,212	$45,508
Non-GAAP Operating expense percentage	32%	34%	39%	38%	33%

* Non-GAAP operating expenses excludes changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges, and acquisition related costs.

Contacts

Investor Relations:
Marc Griffin
ICR for Quotient
ir@quotient.com
Phone: 646-277-1290